Exhibit 10.2

SAREPTA THERAPEUTICS, INC.

AMENDED AND RESTATED 2013 EMPLOYEE STOCK PURCHASE PLAN

(as Amended and Restated on June 27, 2016)

Sarepta Therapeutics, Inc., a Delaware corporation (the “Company”), hereby adopts the Sarepta Therapeutics, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (the “Plan”), effective as of the Effective Date (as defined herein).

1. Purpose. The purposes of the Plan are as follows:

(a). To encourage eligible employees of the Company and its Designated Subsidiaries (as defined below) to acquire stock ownership interests in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended.

(b). To help eligible employees provide for their future financial security and to encourage such employees to remain in the employment of the Company and its Designated Subsidiaries.

2. Definitions.

(a). “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.

(b). “Adoption Date” shall mean June 27, 2016, which is the effective date adopted by the Board, subject to its approval by stockholders of the Company in accordance with the Company’s bylaws, articles of incorporation and applicable state law within twelve months of the date the Plan is adopted by the Board.

(c). “Board” shall mean the Board of Directors of the Company.

(d). “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e). “Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.

(f). “Common Stock” shall mean the common stock of the Company. “Common Stock” shall also include (i) the common stock of the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company and (ii) such other securities of the Company that may be substituted for Common Stock pursuant to Section 17 hereof.

(g). “Company” shall mean Sarepta Therapeutics, Inc., a Delaware corporation, or any successor corporation (including, without limitation, the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company).

(h). “Compensation” shall mean all base regular earnings and overtime pay, exclusive of commissions, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation.

(i). “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate, or terminate the designation of, a subsidiary as a Designated Subsidiary without the approval of the stockholders of the Company.

(j). “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for at least twenty (20) hours per week;

and (iii) whose customary employment is for more than five (5) months in any calendar year. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary for so long as such leave meets the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day after the three-month anniversary of the date such leave began.

(k). “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c).

(l). “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(m). “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i). If the Common Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii). If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Common Stock, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii). In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(n). “Offering Period” shall mean subject to Section 22, a period of approximately twenty-four (24) months that commences on the first Trading Day in March or the first Trading Day in September of each year and that terminates approximately twenty-four (24) months later on the last Trading Day in February or August, as applicable.

(o). “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(p). “Plan” shall mean this Sarepta Therapeutics, Inc. 2013 Employee Stock Purchase Plan, as amended and restated on June 27, 2016.

(q). “Participant” shall mean an Eligible Employee who has satisfied the requirements of Section 5.

(r). “Purchase Date” except as provided in Section 17, shall mean the last Trading Day of each Purchase Period.

(s). “Purchase Periods” shall mean consecutive periods of approximately six (6) months (each, a “Purchase Period”) that commence on the first Trading Day in March or September and end approximately six (6) months later on the last Trading Day in August or February, as applicable, each year during an Offering Period.

(t). “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Purchase Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 17 hereof; provided, further, that the Purchase Price shall not be less than the par value of a share of Common Stock.

(u). “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(v). “Trading Day” shall mean a day on which national stock exchanges are open for trading.

3. Eligibility.

(a). Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan and in such Offering Period, subject to the requirements of Section 5 hereof and the limitations imposed by Section 423(b) of the Code. An Eligible Employee may participate in only one Offering Period at any time.

(b). Each employee who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date of such Offering Period will be eligible to participate in the first Offering Period that begins following the date on which such person became an Eligible Employee, subject to the requirements of Section 5 hereof and the limitations imposed by Section 423(b) of the Code.

(c). No Eligible Employee shall be granted an option under the Plan that would permit the Eligible Employee’s right to purchase stock under the Plan and under all other employee stock purchase plans of the Company, any Parent or any Subsidiary, to accrue at a rate that exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year in which any option granted to such Eligible Employee is outstanding at any time. For purposes of the limitation imposed by this subsection, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under one option may not be carried over to any option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

4. Offering Periods.

Subject to Section 22 hereof, the Plan shall be implemented by consecutive, overlapping Offering Periods, each of which will include four (4) consecutive, non-overlapping, six (6)-month Purchase Periods, which shall continue until the Plan expires or is terminated in accordance with Section 22 hereof. The Administrator shall have the power to change the duration of Offering Periods and Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected by such change. In no event may an Offering Period exceed twenty-seven (27) months in duration.

5. Participation.

(a). An Eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Administrator and filing it with the Company’s payroll office no later than fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date; provided, however, that if an employee’s employment with the Company commences on the Enrollment Date of an Offering Period and on such date the employee is an Eligible Employee, such Eligible Employee may become a Participant in the Plan and in such Offering Period by completing the subscription agreement and filing it with the Company’s payroll office by the time specified by the Administrator.

(b). A Participant’s proper completion and timely submission of a subscription agreement will enroll such Participant in the Plan for the applicable Offering Period, each successive Purchase Period within such Offering Period and subsequent Offering Periods (and corresponding Purchase Periods) on the terms contained therein and in the Plan until the Participant either submits a new subscription agreement in accordance with Section 5(a) hereof, withdraws from participation under the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan.

(c). Except as provided in subsection (a) hereof, with respect to each Offering Period, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof or otherwise terminated pursuant to the provisions of the Plan.

(d). The subscription agreement(s) used in connection with the Plan shall be in a form prescribed by the Administrator, and the Administrator may, in its sole discretion, determine whether such agreement shall be submitted in written or electronic form.

(e). During a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue to participate in the Plan to the extent the Participant’s employment is considered to continue pursuant to Treasury Regulation Section 1.421-1(h)(2). On the first day that (i) a Participant’s unapproved leave of absence begins, (ii) a period of leave that fails to meet the requirements of Treasury Regulation Section 1.421-1(h)(2), or (iii) the Participant ceases to be considered an employee pursuant to Treasury Regulation Section 1.421-1(h)(2), the Participant’s participation in the Plan will automatically terminate, the Participant’s payroll deductions under the Plan will automatically cease, and the Company will pay to such Participant the payroll deductions previously credited to such Participant’s account for the applicable Purchase Period (without interest), as soon as administratively practicable after the termination of such Participant’s participation in the Plan.

6. Payroll Deductions.

(a). A Participant shall specify in his or her subscription agreement the percentage, in whole percentages from one percent (1%) to fifteen percent (15%), of the Participant’s Compensation that he or she authorizes the Company to deduct from the Participant’s Compensation on each pay day during the applicable Offering Period, it being understood that a Participant may not enroll in an Offering Period with a payroll deduction rate of zero percent (0%).

(b). A Participant’s payroll deductions shall be credited to a book-entry account in the name of the Participant maintained by the Company under the Plan and shall be withheld in whole percentages only. A Participant may not contribute any additional amounts to such account.

(c). Subject to a Participant’s ability to terminate his or her Participation in the Plan pursuant to Section 10 hereof, a Participant may increase or decrease (including to zero percent (0%)) the rate of his or her payroll deductions only once during a Purchase Period by completing and submitting to the Company’s payroll department a new subscription agreement authorizing a change in the Participant’s payroll deduction rate. Such change in a Participant’s payroll deduction rate properly submitted pursuant to this Section 6 shall be effective for the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be determined by the Administrator, in its sole discretion). Any subsequent change to a Participant’s payroll deduction rate will be effective only for the next Purchase Period. The Administrator may, in its discretion, limit the number of payroll deduction rate changes during any Offering Period.

(d). Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, the Administrator may decrease a Participant’s payroll deduction rate to zero percent (0%) at any time during a Purchase Period.

(e). At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

7. Grant of Option.

On the Enrollment Date of each Offering Period, each Participant in such Offering Period shall be granted an option to purchase on each Purchase Date during such Offering Period, at the applicable Purchase Price, the maximum number of whole shares of the Company’s Common Stock that may be purchased with the payroll deductions previously credited to the Participant’s account during the applicable Purchase Period within such Offering Period, determined by dividing the amount of such accumulated payroll deductions by the applicable Purchase Price; provided, however, that, subject to any adjustment pursuant to Section 17 hereof, a Participant may not purchase more than one thousand six hundred (1,600) shares of the Company’s Common Stock during any Offering Period and may not purchase more than eight hundred (800) shares of the Company’s Common Stock during any Purchase Period; and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a Participant may purchase during each Purchase Period and Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a). Unless a Participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, the Participant’s option with respect to an Offering Period shall be exercised automatically on the Purchase Date, and the maximum number of whole shares of Common Stock that may be purchased pursuant to Section 7 hereof shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions previously credited to the Participant’s account during the applicable Purchase Period. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a whole share of Common Stock shall be retained in the Participant’s account for the subsequent Purchase Period or Offering Period. Except as provided in the previous sentence with respect to fractional shares, payroll deductions previously credited to a Participant’s account during a Purchase Period but not applied to the purchase of shares of Common Stock by reason of the limitations set forth in Section 7 hereof or for any other reason shall be returned to the Participant, without interest thereon, as soon as administratively practicable after the applicable Purchase Date.

(b). If the Administrator determines that, on a given Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares that will be available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 18 hereof. The Company may make a pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount of payroll deductions previously credited to the account of each Participant which has not been applied to the purchase of shares of Common Stock shall be returned to such Participant, without interest thereon, as soon as reasonably practicable after the Purchase Date.

9. Deposit of Shares.

As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company may arrange for the deposit, into each Participant’s account with any broker designated by the Company to administer this Plan, of the number of shares of Common Stock purchased upon exercise of his or her option.

10. Withdrawal.

(a). A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to purchase shares of Common Stock under his or her option under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator. Upon the receipt by the Company of such withdrawal notice (i) all payroll deductions previously credited to such Participant’s account during the applicable Purchase Period shall be returned to such Participant (without interest) as soon as reasonably practicable, (ii) such Participant’s option for the Offering Period shall be automatically terminated, and (iii) no further payroll deductions shall be made for such Offering Period. If a Participant withdraws from an Offering Period pursuant to this section 10(a), payroll deductions will not automatically resume at the beginning of the next Offering Period unless the Participant properly completes and timely submits a new subscription agreement to participate in such next Offering Period pursuant to the requirements of Section 5 hereof.

(b). A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Participant’s participation in an Offering Period from which the Participant withdraws.

(c). A Participant who makes a hardship withdrawal from a 401(k) Plan (i) will be deemed to have reduced his or her payroll deduction rate to zero percent (0%) as of the date of such hardship withdrawal and payroll deductions previously credited to such Participant’s account as of such date during the applicable Purchase Period will be returned to the Participant, without interest, as soon as administratively practicable thereafter, and (ii) will not be permitted to participate in Offering Periods commencing after the date of his or her hardship withdrawal until the first Offering Period that begins at least six (6) months after the date of his or her hardship withdrawal.

11. Termination of Employment.

Upon a Participant’s ceasing to be an Eligible Employee for any reason during an Offering Period, his or her participation in the Plan shall terminate and payroll deductions previously credited to such Participant’s account during the applicable Purchase Period as of such date shall be returned to such Participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as reasonably practicable, and the Participant will have no further rights under this Plan.

12. Interest.

No interest shall accrue on the payroll deductions of a Participant in the Plan.

13. Shares Subject to Plan.

(a). Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be six hundred thousand (600,000) shares.

(b). If any option granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such option shall again become available for issuance under the Plan. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c). With respect to shares of Common Stock subject to an option granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant following exercise of the

Participant’s option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

14. Administration.

(a). The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as set forth below. The Board may delegate administration of the Plan to a Committee comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and which is otherwise constituted to comply with applicable law, and the term “Committee” shall apply to any persons to whom such authority has been delegated, provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 14(a) or otherwise provided in the charter of the Committee. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The governance of the Committee shall be subject to the charter of the Committee as approved by the Board. References in this Plan to the “Administrator” shall mean the Board unless administration is delegated to a Committee or subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee.

(b). It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan; provided, however, that the Administrator may delegate to such employees or other persons as it determines such ministerial tasks as it deems appropriate. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each Participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(c). All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.

15. Transferability.

Any option to purchase shares of Common Stock under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator in its sole discretion, any option granted to the Participant under this Plan may be terminated by the Company and, upon the return to the Participant of the payroll deductions previously credited to the Participant’s account during the applicable Purchase Period, without interest, all of the Participant’s rights under the Plan will terminate.

16. Use of Funds.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale or Stock Sale.

(a). Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of shares each Participant may purchase in each Offering Period and Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b). Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods and related Purchase Periods then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Purchase Date shall be before the effective date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c). Merger or Asset Sale or Stock Sale. In the event (i) of a proposed sale of all or substantially all of the assets of the Company, (ii) any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company, other than the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company, or (iii) the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Purchase Date and any Offering Periods then in progress shall end on the New Purchase Date. The New Purchase Date shall be before the effective date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

18. Amendment or Termination.

(a). The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 17 hereof, no such termination shall affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 17 hereof and this Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b). Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency with which a Participant may make changes to his or her payroll deduction rate and/or the number of changes a Participant may make to his or her payroll deduction rate during an Offering Period and/or

Purchase Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c). In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, subject to the limitations of Section 423 of the Code, the Board may in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence by taking such actions as it deems necessary or advisable, which actions may include, but are not limited to:

(i). altering the Purchase Price for any Offering Period, including an Offering Period in progress at the time of the change in Purchase Price;

(ii). shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period in progress at the time of the Administrator’s action; and

(iii). allocating shares on a pro rata basis in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options on the effected Purchase Date.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

19. Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20. Conditions to Issuance of Shares.

The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of options prior to fulfillment of all the following conditions:

(a). The admission of such shares to listing on all stock exchanges, if any, on which the Common Stock is then listed; and

(b). The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c). The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d). The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the option; and

(e). The lapse of such reasonable period of time following the exercise of the option as the Administrator may from time to time establish for reasons of administrative convenience.

21. Effective Date and Term of Plan.

The Board adopted the Plan on the Adoption Date, subject to its approval by the Company’s stockholders at the Company’s annual meeting in 2016. Subject to such approval, the Plan will become effective on the date of the

Company’s annual meeting in 2016. The Plan shall be deemed to be approved by the Company’s stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company in accordance with applicable law and the applicable provisions of the Company’s bylaws. Subject to approval by the stockholders of the Company in accordance with this Section 21, the Plan shall be in effect until June 4, 2023, which is the tenth (10th) anniversary of the date of the initial adoption of the Plan (prior to its amendment and restatement) by the Board, unless sooner terminated under Section 18 hereof.

22. Automatic Transfer to Low Price Offering Period.

To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Purchase Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then following the exercise of the option by all Participants in such Offering Period on such Purchase Date (i) such Offering Period will automatically terminate, and (ii) all Participants in such terminated Offering Period shall be automatically enrolled in the Offering Period that begins on the first Trading Day that follows such Purchase Date in the terminated Offering Period in accordance with each such Participant’s payroll deduction elections as indicated on the last subscription agreement the Participant properly completed and submitted to the Company’s payroll department in accordance with the requirements of the Plan.

23. Equal Rights and Privileges.

All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the applicable Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 of the Code or applicable Treasury Regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or applicable Treasury regulations.

24. Section 409A.

The options to purchase shares of Common Stock under the Plan are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. However, if at any time the Administrator determines that the options may be subject to Section 409A of the Code, notwithstanding anything in the Plan to the contrary, the Administrator shall have the right, in its sole discretion, to amend the Plan and any outstanding options as it may determine is necessary or desirable either to exempt the options from the application of Section 409A of the Code or to cause the options to comply with the requirements of Section 409A of the Code.

25. No Employment Rights.

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

26. Notice of Disposition of Shares.

Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of an option under the Plan if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

27. Governing Law.

The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.